UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 19, 1999



                                  ENTRADE INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      Pennsylvania                    1-15303                    52-2153008
 ---------------------------        -----------              ------------------
(State or other jurisdiction        (Commission                 (IRS Employer
    of incorporation)               File Number)             Identification No.)


   500 Central Avenue, Northfield, Illinois                        60093
   ----------------------------------------                       --------
   (Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:  (847) 441-6650



                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

         On October 19, 1999, Entrade Inc. ("Entrade" or the "Registrant") completed its acquisition of all of the outstanding capital stock of Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., which engage in business under the name Nationwide Auction Systems (collectively, "Nationwide"), pursuant to a Stock Purchase Agreement dated as of October 15, 1999 among Entrade, Nationwide and the stockholders of Nationwide.

         The Registrant is filing this amendment to its Form 8-K Current Report, which was filed initially with the Securities and Exchange Commission on October 28, 1999, for the purpose of reporting under this Item 7: (i) the historical financial statements of the acquired business; and (ii) the pro forma financial information.

         (a)      Historical financial statements of the acquired business.

         (b)      Pro form financial information.

         (c) Exhibits: The following exhibits were filed with the initial filing on Form 8-K on October 28, 1999:

         Exhibit No.                          Exhibit Description
         -----------                          -------------------

         2.1 Stock Purchase Agreement dated as of October 15, 1999 among Entrade Inc., Don Haidl,
                                    Corey  P.   Schlossmann,   Peggy  Haidl,  as
                                    trustee of the Capital Direct 1999 Trust and
                                    the   Core   Capital   IV   Trust,    Public
                                    Liquidation   Systems,    Inc.   and   Asset
                                    Liquidation  Group,  Inc.  and  the  Closing
                                    Letter  dated as of October  15,  1999 among
                                    all parties to the Stock Purchase Agreement,
                                    without   schedules   and  other   exhibits.
                                    Entrade agrees to furnish supplementally copies of these schedules and other exhibits omitted to the Commission upon request.

         10.1 Promissory Note dated as of October 15, 1999 from Entrade to Don Haidl, in the principal amount of $4,320,000.

         10.2 Promissory Note dated as of October 15, 1999 from Entrade to Corey P. Schlossmann, in the principal amount of $480,000.

         10.3 Promissory Note dated as of October 15, 1999 from Entrade to Don Haidl, in the principal amount of $12,600,000.

         10.4 Promissory Note dated as of October 15, 1999 from Entrade to Corey P. Schlossmann, in the principal amount of $1,400,000.

         10.5                       Employment Agreement dated as of October 15,
                                    1999   between    Entrade   and   Corey   P.
                                    Schlossmann.

         10.6 Stock Option Agreement dated as of October 15, 1999 between Entrade Inc. and Corey P. Schlossmann.

         10.7 Stock Restriction and Registration Rights Agreement dated as of October 15, 1999 between Entrade Inc. and the Sellers.


         The following exhibit is being filed with this report on Form 8-K/A:

         23.1                       Accountants Consent

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ENTRADE INC.


                                             By: /s/ John G. Hamm
                                                 ----------------------------
                                                 John G. Hamm
                                                 Vice President, Treasurer
                                                 and Chief Financial Officer

Date:  December 2, 1999

    Item 7. (a) Financial Statements of Business Acquired


                     INDEX TO COMBINED FINANCIAL STATEMENTS
                           NATIONWIDE AUCTION SYSTEMS


                                                                         Page
                                                                         ----

Independent Auditors Report ..............................................F-2

Combined Balance Sheets as of
         December 31, 1998 and December 31, 1997..........................F-3

Combined Statements of Earnings and Retained Earnings
         for each of the three years in the period
         ended December 31, 1998..........................................F-4

Combined Statements of Cash Flows
         for each of the three years in the period
         ended December 31, 1998..........................................F-5

Notes to Combined Financial Statements....................................F-6


Condensed Combined Balance Sheet
         as of September 30, 1999 (Unaudited).............................F-12

Condensed Combined Statements of Earnings
         for periods ended September 30, 1999 and
         September 30, 1998 (Unaudited)...................................F-13

Condensed Combined Statements of Cash flows
         for the periods ended September 30, 1999 and
         September 30, 1998 (Unaudited)...................................F-14

Notes to Condensed Combined Financial Statements .........................F-15

                          Independent Auditors' Report



The Board of Directors
Nationwide Auction Systems:


We have audited the accompanying combined balance sheets of Nationwide Auction Systems (the Company - see note 1(a)) as of December 31, 1998 and 1997 and the related combined statements of earnings and retained earnings and cash flows for each of the years in the three year period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Auction Systems as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.








March 5, 1999

                           NATIONWIDE AUCTION SYSTEMS

                             Combined Balance Sheets


                                                                            December 31
                                                                     -----------------------
                      Assets                                            1998         1997
                                                                     ----------   ----------

Current assets:
     Cash and cash equivalents                                       $  986,000    1,773,000
     Accounts receivable                                                594,000      392,000
     Due from affiliates (note 2)                                          --          2,000
     Inventories                                                         24,000       33,000
     Prepaid expenses                                                    17,000       46,000
                                                                     ----------   ----------
                 Total current assets                                 1,621,000    2,246,000
                                                                     ----------   ----------

Property and equipment, at cost (notes 3, 4 and 5):
     Land                                                             2,021,000         --
     Land improvements                                                  754,000         --
     Building                                                           295,000         --
     Leasehold interest                                                 726,000         --
     Office furniture and equipment                                     212,000      196,000
     Leasehold improvements                                           1,028,000      171,000
     Transportation equipment                                           188,000      209,000
                                                                     ----------   ----------
                                                                      5,224,000      576,000
     Less accumulated depreciation and amortization                     315,000      254,000
                                                                     ----------   ----------
                 Net property and equipment                           4,909,000      322,000
                                                                     ----------   ----------
Deposits                                                                 70,000       15,000
                                                                     ----------   ----------

                                                                     $6,600,000    2,583,000
                                                                     ==========   ==========

          Liabilities and Stockholder's Equity

Current liabilities:
     Bank lines of credit (note 4)                                   $  929,000         --
     Current installments of long-term debt (note 5)                    124,000       78,000
     Accounts payable                                                 1,197,000    1,301,000
     Accrued expenses                                                   439,000      131,000
     Income taxes payable                                                10,000       12,000
                                                                     ----------   ----------
                 Total current liabilities                            2,699,000    1,522,000
Long-term debt, excluding current installments (note 5)               2,631,000       20,000
                                                                     ----------   ----------
                 Total liabilities                                    5,330,000    1,542,000
                                                                     ----------   ----------

Stockholder's equity:
     Common stock, no par value
        Authorized 5,000 shares; issued
        and outstanding 2,600 shares                                    150,000      150,000
     Retained earnings                                                1,120,000      891,000
                                                                     ----------   ----------
                 Total stockholder's equity                           1,270,000    1,041,000
Commitments and contingencies (notes 6 and 11)
                                                                     ----------   ----------
                                                                     $6,600,000    2,583,000
                                                                     ==========   ==========

See accompanying notes to combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS

              Combined Statements of Earnings and Retained Earnings


                                                              Year ended December 31
                                                   --------------------------------------------
                                                        1998            1997            1996
                                                   ------------    ------------    ------------

Net revenues (note 2)                              $ 19,624,000      11,604,000      10,017,000
Cost of sales                                        10,671,000       4,224,000       3,561,000
                                                   ------------    ------------    ------------
              Gross profit                            8,953,000       7,380,000       6,456,000
Operating expenses                                    6,507,000       5,100,000       4,816,000
                                                   ------------    ------------    ------------
              Earnings from operations                2,446,000       2,280,000       1,640,000
Interest income                                        (136,000)       (152,000)       (139,000)
Interest expense                                         94,000          21,000          58,000
Other expenses, net (note 7)                              3,000         384,000         894,000
                                                   ------------    ------------    ------------
              Earnings before income taxes            2,485,000       2,027,000         827,000
State income taxes, all current                          39,000          30,000          19,000
                                                   ------------    ------------    ------------
              Net earnings                            2,446,000       1,997,000         808,000
Retained earnings at beginning of year                  891,000       1,135,000         658,000
Distributions to stockholder                         (2,217,000)     (2,241,000)       (331,000)
                                                   ------------    ------------    ------------
Retained earnings at end of year                   $  1,120,000         891,000       1,135,000
                                                   ============    ============    ============


See accompanying notes to combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS

                        Combined Statements of Cash Flows


                                                                                           Year ended December 31
                                                                                 -----------------------------------------
                                                                                     1998           1997           1996
                                                                                 -----------    -----------    -----------
Cash flows from operating activities:
     Net earnings                                                                $ 2,446,000      1,997,000        808,000
                                                                                 -----------    -----------    -----------

     Adjustments to reconcile net earnings to net cash
        provided by operating activities:
           Depreciation and amortization                                              79,000         64,000         56,000
           Loss on disposal of equipment                                               9,000           --             --
           Loss on sale of limited partnership interest                                 --             --          380,000
           Loss on sale of note receivable                                              --          399,000        390,000
           Loss on disposal of investment in athletic club                              --             --          150,000
           Changes in assets and liabilities:
              (Increase) decrease in:
                 Accounts receivable                                                (202,000)      (226,000)        (2,000)
                 Stockholder advances                                                   --          450,000        (51,000)
                 Income tax refund                                                      --             --          199,000
                 Due from affiliates                                                   2,000        140,000           --
                 Inventories                                                           9,000        145,000        (25,000)
                 Prepaid expenses                                                     29,000        (15,000)       (11,000)
                 Deposits                                                            (55,000)       110,000         21,000
              Increase (decrease) in:
                 Accounts payable and accrued expenses                               204,000     (1,762,000)     1,385,000
                 Due to affiliates                                                      --             --          148,000
                 Income taxes payable                                                 (2,000)         7,000          2,000
                                                                                 -----------    -----------    -----------
                    Total adjustments                                                 73,000       (688,000)     2,642,000
                                                                                 -----------    -----------    -----------
                    Net cash provided by operating activities                      2,519,000      1,309,000      3,450,000
                                                                                 -----------    -----------    -----------
Cash flows from investing activities:
     Purchases of property and equipment                                          (4,711,000)      (115,000)      (666,000)
     Investment in athletic club                                                        --             --         (150,000)
     Proceeds from the sale of property and equipment                                 36,000          9,000         24,000
                                                                                 -----------    -----------    -----------
                    Net cash used in investing activities                         (4,675,000)      (106,000)      (792,000)
                                                                                 -----------    -----------    -----------
Cash flows from financing activities:
     Proceeds from note payable                                                    2,735,000           --             --
     Proceeds from line of credit                                                    929,000           --             --
     Repayments of notes payable to bank                                                --             --         (675,000)
     Proceeds from  issuance of long-term debt                                          --             --          119,000
     Principal payments of long-term debt                                            (78,000)       (77,000)       (20,000)
     Distributions to stockholder                                                 (2,217,000)    (1,707,000)      (331,000)
                                                                                 -----------    -----------    -----------
                    Net cash provided by (used in) financing activities            1,369,000     (1,784,000)      (907,000)
                                                                                 -----------    -----------    -----------
                    Net (decrease) increase in cash and cash equivalents            (787,000)      (581,000)     1,751,000
Cash and cash equivalents at beginning of year                                     1,773,000      2,354,000        603,000
                                                                                 -----------    -----------    -----------
Cash and cash equivalents at end of year                                         $   986,000      1,773,000      2,354,000
                                                                                 ===========    ===========    ===========

Supplemental schedule of noncash distributions:
     Distribution of real estate to stockholder                                  $      --         (588,000)          --
     Transfer of real estate related debt to stockholder                                --           54,000           --
                                                                                 ===========    ===========    ===========


See accompanying notes to combined financial statements.

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



(1)    Summary of Significant Accounting Principles

       (a)    Background

              Asset Liquidation Group, Inc. and Public Liquidation Systems, Inc. dba Nationwide Auction Systems (the Company) were incorporated in the state of Nevada on September 21, 1988 and September 26, 1990, respectively. The Company's principal line of business is the public auction of vehicles, machinery, equipment, jewelry and other personal property on a consignment basis. Auctions are primarily held at the Company's sites, but are also held at various locations throughout the United States.

              The entities are owned and controlled by common ownership.

              Certain advances to affiliates previously presented as receivables have been accounted for as distributions to the owner in the accompanying 1998 financial statements.

              Additionally, impairment losses previously recorded in 1997 have been restated and recorded in 1996. This has resulted in an increase in other expenses in 1996 and a decrease in other expenses in 1997.

       (b)    Revenue

              Consigned goods are sold at public auctions to the highest bidder on an "as-is, where-is" basis. Gross auction proceeds represent the successful bid price of the merchandise sold. The successful bidder is required to pay a minimum 25% deposit on the day of the auction. The balance must be paid by the end of the next business day, otherwise the deposit is forfeited and the merchandise is reauctioned. The Company remits to the consignor the gross auction proceeds less its consignment fee and any direct costs incurred by the Company which are to be borne by the consignor. Gross proceeds for 1998, 1997 and 1996 totaled $75,110,000, $66,564,000 and
              $56,428,000, respectively.

              The buyer is generally required to pay a buyer's premium, typically a fixed percentage of the successful bid price and a processing fee. The Company's consignment fee, the buyer's premium and the processing fees are recorded as revenues upon payment by the buyer.

       (c)    Cash Equivalents

              For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

       (d)    Inventories

              Inventories, consisting of various merchandise, are stated at the lower of cost (specific-identification method) or estimated realizable value. Inventories are acquired through direct purchases of auctionable merchandise.

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



       (e)    Asset Impairment

              The Company reviews the carrying value of the Company's long-lived assets if facts and circumstances suggest that it may be impaired. If this review indicates that the long-lived assets will not be recoverable, as determined by an undiscounted cash flow analysis over the remaining amortization period, the carrying value of the Company's long-lived assets would be reduced to its estimated fair market value.

       (f)    Use of Estimates

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

       (g)    Depreciation and Amortization

              Depreciation of property and equipment is computed using the straight-line method and accelerated methods over the estimated useful lives of the related assets ranging from four to five years. Land improvements and the building are depreciated on a straight-line basis over the estimated useful lives of 20 to 40 years. Leasehold improvements are amortized on a straight-line basis over their estimated economic useful life or the life of the lease, whichever is less.

       (h)    Income Taxes

              The Company has elected to be treated as an S Corporation for Federal and California state income tax purposes. Under this election, the stockholder of the corporation is personally liable for Federal and state income taxes and the Company is liable for a minimum California state excise tax of 1.5% of taxable income. Accordingly, the accompanying combined financial statements contain only a provision for the minimum excise tax.

       (i)    Comprehensive Income

              Effective January 1, 1998, the Company adopted Financial Accounting Standards Board Statement No. 130 (SFAS No. 130), Reporting Comprehensive Income. SFAS No. 130 requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Comprehensive income of the Company is the same as net income; accordingly, the adoption of SFAS No. 130 did not affect the Company's financial reporting.

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



       (j)    Fair Value of Financial Instruments

              The carrying amounts of financial instruments approximate fair value as of December 31, 1998 and 1997. The carrying amounts related to cash and cash equivalents, accounts receivable, due from affiliates and all current liabilities approximate fair value due to the relatively short maturity of such instruments. The fair value of long-term debt is estimated by discounting the future cash flows of each instrument at rates currently available to the Company for similar debt instruments of comparable maturities by the Company's banker.

       (k)    Recently Issued Accounting Standards

              In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No.131 establishes a standard for the way public business enterprises are to report selected information about operating segments. The determination of an entity's operating segments is based upon a management approach, including the way management organizes the segment within the enterprise for making operating decisions and assessing performance. Management currently reviews financial data at the highest level, the conducting of public auctions. Therefore, under the management approach of SFAS No. 131, there is only one operating segment. Accordingly, SFAS No. 131 did not have a material impact on the combined financial statements.

(2)    Related Party Transactions

       Gross auction proceeds from the sale of consigned goods on behalf of an affiliated company aggregated $3,445,000, $470,000 and $711,000 from which the Company earned commissions, buyers' premiums and fees aggregating $536,000, $70,000 and $54,000 for 1998, 1997 and 1996,
       respectively. The Company has net amounts due from affiliated companies which are related to the Company by virtue of common ownership. Net amounts due from these affiliated companies were $0 and $2,000 at December 31, 1998 and 1997, respectively.

       The Company leases one of its office and yard facilities from an informal partnership in which a partner is also the stockholder of the Company. See note 6.

(3)    Leasehold Interest

       Property and equipment includes a leasehold interest valued at $726,000, the cash consideration paid, representing the Company's right to use certain land, land improvements and a building through May 8, 2031.

(4)    Bank Credit Lines

       The Company has two lines of credit with two different banks for total available borrowings of $3,500,000. The Company's first credit line of $1,000,000 at December 31, 1997 was reduced to $500,000 as of December 31, 1998. Borrowings under this agreement require monthly interest payments at the bank's prime rate. As of December 31, 1998, no amounts are outstanding under this line of credit. The second line of credit was entered into in 1998 and provides for maximum borrowings of $3,000,000. Borrowings of $929,000 are outstanding as of December 31, 1998 and require monthly interest payments at the bank's prime rate plus 1%. The

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



       second credit line includes financial covenants with which the Company is in compliance with as of December 31, 1998. No amounts were outstanding under either line at December 31, 1997. The first credit line expires on June 30, 1999, and the second credit line expires on December 8, 2000. Both credit lines are secured by the assets of the Company and have been personally guaranteed by the stockholder of the Company.

(5)    Long-Term Debt

       Long-term debt is summarized as follows:


                                                            1998         1997
                                                        ----------   ----------

       Note payable, due August 28, 1999,
           with interest at 10.25% per annum,
           secured by property and equipment,
           principal and interest payable
           monthly in equal installments of $2,563      $   20,000       47,000
       Note payable, due January 1, 2009,
           with interest at 8%
           secured by real estate                         2,222,000         --
       Note payable, due January 1, 2004,
           with interest at 8.25%,
           secured by real estate                          513,000         --
       Note payable, repaid February 7, 1998                  --         51,000
                                                        ----------   ----------
                                                         2,755,000       98,000
       Less current installments                           124,000       78,000
                                                        ----------   ----------
                                                        $2,631,000       20,000
                                                        ==========   ==========



       The Company obtained approximately $2,735,000 in notes payable in order to purchase real estate in 1998. The Company has moved its auction facilities to the newly purchased real estate and has vacated its leased auction facilities in Northern California. All long-term debt has also been personally guaranteed by the stockholder of the Company.

       Total principal repayments under all long-term debt agreements are summarized as follows:

                             1999                  $    124,000
                             2000                       124,000
                             2001                       135,000
                             2002                       147,000
                             2003                       159,000
                             Thereafter               2,066,000
                                                     ----------
                                                   $  2,755,000
                                                     ==========

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



(6)    Commitments

       The Company leases certain equipment and facilities under noncancelable operating leases. Future minimum rental payments required under such operating leases are summarized as follows as of December 31, 1998:

                      Year ending December 31:
                          1999                       $    521,000
                          2000                            469,000
                          2001                            379,000
                          2002                            306,000
                          2003                            252,000
                          Thereafter                      420,000
                                                       ----------
                                                     $  2,347,000
                                                       ==========


       The Company leases one of its office and yard facilities from an informal partnership in which a partner is the stockholder of the Company. Rental payments aggregating $257,000, $249,000 and $249,000 were made by the Company to this partnership for 1998, 1997 and 1996, respectively. Future lease commitments under this agreement and included in the table above approximate $1,700,000.

       Total  rent and  related  expenses  for 1998,  1997 and  1996,  including
       related  party  rents,   aggregated  $652,000,   $627,000  and  $461,000,
       respectively.

(7)    Investments

       In December 1993, the Company purchased through an affiliate Company, by virtue of its common ownership, a 50% interest in a limited partnership. The partnership owns a note secured by a commercial office building and land in downtown Los Angeles. The cost of the Company's interest was $400,000. During the year ended December 31, 1996, the Company determined the value of the investment to be impaired and accepted a $20,000 note receivable as payment for a 25% interest in the limited partnership. A loss of $380,000 is included in other expenses (income) in the combined statement of earnings and retained earnings for 1996.

       During 1996, the Company invested $150,000 with a group of individuals to pursue a business venture to operate an athletic club. The group was unable to accomplish its objective and the investment was determined to be impaired. A loss of $150,000 is included in other expenses (income) in the combined statement of earnings and retained earnings for 1996.

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997




(8)    Sale of Note Receivable

       In December 1994, the Company accepted a note receivable for $470,000 which was secured by a deed of trust on approximately 131 acres of vacant land in Douglas County, Nevada. The due date of the note was originally January 2, 1996; however, the borrower has not made any payments. Due to the borrower's lack of performance, the Company sold the original note for $80,000 to an unrelated third party. A loss of $390,000 is included in other expenses (income) in the combined statement of earnings and retained earnings for 1996.

       During 1997, the Company sold certain nonperforming notes receivable from companies which are affiliated by their common ownership by the shareholder of the Company to an unrelated party resulting in a net loss of $399,000 which is included in other expenses (income) in the combined statement of earnings and retained earnings for 1997.

(9)    Profit Sharing Plan

       The Company has a qualified, noncontributory profit sharing plan in effect for certain eligible employees. The plan provides for contributions by the Company in such amounts as the Board of Directors may annually determine. There were no contributions made to the plan for 1998, 1997 and 1996.

(10)   Stockholder's Equity

       During 1997, real estate with a net book value of $585,000 was distributed to the stockholder. Also during 1997, real estate related debt of $54,000 was transferred to the stockholder.

(11)   Contingencies

       The Company is subject to legal proceedings and claims, which arise, in the ordinary course of business. In the opinion of management, any ultimate liability with respect to these actions will not materially affect the financial statements of the Company taken as a whole.

                           NATIONWIDE AUCTION SYSTEMS
                        CONDENSED COMBINED BALANCE SHEET
                            as of September 30, 1999
                   (Unaudited in thousands, except share data)




                                     ASSETS
Current assets:
   Cash and equivalents                                               $  811
   Accounts receivable                                                   604
   Due from stockholder                                                  339
   Other                                                                 153
                                                                      ------
               Total current assets                                    1,907


   Proprerty, plant and equipment, net                                 6,531

   Other                                                                  87

                                                                      ------
                                                                      $8,525
                                                                      ======


                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Notes payable                                                      $1,229
   Current maturities of long-term debt                                  187
   Accounts payable                                                    2,809
   Accrued expenses                                                      567
                                                                      ------
               Total current liabilities                               4,792
                                                                      ------

Commitments and contingencies

Long-term debt, less current maturities                                3,199
                                                                      ------

Shareholder's equity
   Common stock, no par value,
       authorized 5,000 shares;
       issued and outstanding 2,600 shares                               150
   Retained earnings                                                     384
                                                                      ------
                                                                         534
                                                                      ------

                                                                      ------
                                                                      $8,525
                                                                      ======



The accompanying notes are an integral part of the condensed combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS
                    CONDENSED COMBINED STATEMENTS OF EARNINGS
                 (Unaudited in thousands, except per share data)




                                                             Nine Months Ended
                                                               September 30,
                                                           --------------------
                                                             1999        1998
                                                           --------    --------

Net revenues                                               $ 12,181    $ 13,849
                                                           --------    --------

Costs and expenses:
   Cost of goods sold,
     exclusive of depreciation and amortization               5,388       8,223
   Selling, general and administrative                        5,030       3,755
   Depreciation and amortization                                151          64
                                                           --------    --------
                                                             10,569      12,042
                                                           --------    --------

Operating income                                              1,612       1,807
                                                           --------    --------

Other income (expense):
   Interest income (expense), net                              (184)         71
   Other income, net                                           --             3
                                                           --------    --------
                                                               (184)         74
                                                           --------    --------

Earnings before income taxes                                  1,428       1,881
Provision for state income taxes, all current                   (21)        (28)
                                                           --------    --------
Net earnings                                               $  1,407    $  1,853
                                                           ========    ========

Earnings (loss) per share
  applicable to common shares:
    Basic and Diluted                                      $   0.54    $   0.71
                                                           ========    ========


     Weighted average number of shares
           of common stock and
           common stock equivalents outstanding
                 Basic and Diluted                            2,600       2,600
                                                           ========    ========


The accompanying notes are an integral part of the condensed combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS
                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                            (Unaudited in thousands)




                                                              Nine Months Ended
                                                                September 30,
                                                             ------------------
                                                               1999       1998
                                                             -------    -------

Net cash flows provided by (used by) operating activities    $ 3,370    ($1,098)
                                                             -------    -------

Cash flows used for investing activities:
   Purchases of  property, plant and equipment                (1,473)       (77)
   Proceeds from sale of property, plant and equipment          --           45
                                                             -------    -------
Net cash flows used for investing activities                  (1,473)       (32)
                                                             -------    -------

Cash flows from financing activities:
   Proceeds from notes payable                                   763      1,717
   Proceeds from line of credit                                  700       --
   Prinicipal payments of long-term debt                        (531)       (78)
   Distributions to stockholder                               (3,004)    (1,332)
                                                             -------    -------
Net cash flows provided by (used by) financing activities     (2,072)       307
                                                             -------    -------

Decrease in cash and cash equivalents                           (175)      (823)
Cash and equivalents, beginning of period                        986      1,773
                                                             -------    -------
Cash and equivalents, end of period                          $   811    $   950
                                                             =======    =======



The accompanying notes are an integral part of the condensed combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS



1.   Acquisition by Entrade Inc.

     Asset Liquidation Group, Inc. and Public Liquidation Systems, Inc. dba Nationwide Auction Systems ("Nationwide" or the "Company") were incorporated in the state of Nevada on September 21, 1988 and September 26, 1990, respectively. The Company's principal line of business is the public auction of vehicles, machinery, equipment, jewelry and other personal property on a consignment basis. Auctions are primarily held at the Companys sites, but are also held at various locations throughout the United States.

     The entities are owned and controlled by common ownership.

     On April 19, 1999, ARTRA Group Incorporated ("ARTRA") entered into a letter of intent to purchase all of the issued and outstanding common stock of the Company.

     As a result of a merger agreement, in September 1999 ARTRA became a wholly-owned subsidiary of Entrade Inc ("Entrade").

     On October 19, 1999, Entrade completed the acquisition of all of the outstanding capital stock Nationwide for consideration consisting of the following: (a) an aggregate of 1,570,000 shares of Entrade common stock;
     (b) promissory notes (the "Notes") in the aggregate principal amount of $4,800,000, maturing on November 29, 1999; (c) an aggregate of $6,000,000 cash; and (d) promissory notes (the "Term Notes") in the aggregate principal amount of $14,000,000, maturing October 1, 2001. The Notes and the Term Notes bear interest at an annual rate of 8%. Entrade paid the cash portion of the purchase price with its existing cash assets. Entrade also issued 80,000 shares of Entrade common stock in payment of fees to its agent in connection with the closing of the transaction. Entrade intends to pay the $4,800,000 in promissory notes due 11/29/99 by delivering approximately 282,000 shares of its common stock.


2.   Revenue Recognition

     Consigned goods are sold at public auctions to the highest bidder on an "as-is, where-is" basis. Gross auction proceeds represent the successful bid price of the merchandise sold. The successful bidder is required to pay a minimum 25% deposit on the day of the auction. The balance must be paid by the end of the next business day, otherwise the deposit is forfeited and the merchandise is reauctioned. The Company remits to the consignor the gross auction proceeds less its consignment fee and any direct costs incurred by the Company which are to be borne by the consignor. Gross proceeds for the nine months ended September 30, 1999 and 1998 totaled $70,832,000 and $53,850,000, respectively.

     The buyer is generally required to pay a buyer's premium, typically a fixed percentage of the successful bid price and a processing fee. The Company's consignment fee, the buyer's premium and the processing fees are recorded as revenues upon payment by the buyer.


3.   Related Party Transactions

     Gross auction proceeds from the sale of consigned goods on behalf of an affiliated company aggregated $3,031,000 and $5,094,000 from which the Company earned commissions, buyers' premiums and fees aggregating $422,000 and $661,000 for the nine months ended September 30, 1999 and 1998, respectively. The Company has net amounts due from affiliated companies which are related to the Company by virtue of common ownership. Net amounts due from these affiliated companies were $391,000 and $413,000 at September 30, 1999 and 1998, respectively.

     The Company leases one of its office and yard facilities from an informal partnership in which a partner was the stockholder of the Company at September 30, 1999. Rental payments aggregating $178,000 and $188,000 were made by the Company to this partnership for the nine months ended September 30, 1999 and 1998, respectively.

                           NATIONWIDE AUCTION SYSTEMS
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS


4.   Bank Credit Line

     At September 30, 1999 the Company has a line of credit with a bank that provides for maximum borrowings of $3,000,000. Borrowings of $1,229,000 are outstanding as of September 30, 1999 and require monthly interest payments at the bank's prime rate plus 1%. The credit line includes financial covenants, certain of which the Company was not in compliance with at of September 30, 1999. The Company intends to negotiate with the bank to waive the conditions of noncompliance at September 30, 1999 and to amend its financial covenants.

     The credit line is collateralized by the assets of the Company and, at September 30, 1999 was personally guaranteed by the stockholder of the Company.


5.   Long-Term Debt

     Long-term debt at September 30, 1999 is summarized as follows:

     Note payable, due January 1, 2009,
         with interest at 8% collateralized by real estate            $2,201,000

     Note payable, due January 1, 2004,
         with interest at 8.25%, collateralized by real estate           450,000

     Note payable, due July 15, 2004,
         with interest at 8.45% collateralized by real estate,
         payable in equal monthly installments of $4,189                 423,000

     Obligations under capital leases
           with interest at 11.25%, collateralized by property
           and equipment, payable in monthly in equal
           installments of $7,859                                        312,000
                                                                      ----------
                                                                       3,386,000
       Less current installments                                         187,000
                                                                      ----------
                                                                      $3,199,000
                                                                      ==========


     The Company obtained approximately $2,735,000 in notes payable in order to purchase real estate in 1998. The Company has moved its auction facilities to the newly purchased real estate and has vacated its leased auction facilities in Northern California.

     In June 1999, the Company obtained $425,000 in notes payable in order to finance certain real estate purchased for cash in March 1999. The Company uses this real estate as an auction facility in Atlanta, Georgia.

     As of September 30, 1999, all long-term debt was personally guaranteed by the stockholder of the Company.


6.   Contingencies

     The Company is subject to legal proceedings and claims, which arise, in the ordinary course of business. In the opinion of management, any ultimate liability with respect to these actions will not materially affect the financial statements of the Company taken as a whole.


7.   Earnings Per Share

     The Company reports earnings per share under the guidelines of SFAS No. 128, "Earnings per Share". Basic earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period.

     Diluted earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock and common stock equivalents, unless anti-dilutive, during the period. There were no common stock equivalents outstanding during the period.

    Item 7. (b)        Pro form financial information.

    The following unaudited pro forma condensed balance sheet as of September 30, 1999 presents the financial position of Entrade as if the acquisition of Nationwide had been completed as of September 30, 1999.


                          ENTRADE INC. AND SUBSIDIARIES
                        PRO-FORMA CONDENSED BALANCE SHEET
                               September 30, 1999
                            (Unaudited In Thousands)


                                                   Entrade, Inc.
                                                    Historical     Nationwide         Pro Forma Adjustments           Pro Forma
                                                   ------------   ------------    -----------------------------     -----------

CURRENT ASSETS
   Cash and equivalents                                $11,019           $811       ($6,000)(A)                          $5,830
   Restricted cash and equivalents                         100                                                              100
   Accounts receivable                                                    604                                               604
   Due from former stockholder                                            339                                               339
   Available-for-sale securities                         3,337                                                            3,337
   Other                                                   729            153                                               882
                                                   ------------   ------------                                     ------------
      Total current assets                              15,185          1,907                                            11,092
                                                   ------------   ------------                                     ------------



Property,plant & equipment, net                            391          6,531                                             6,922

Intangibles, net                                        10,027                      46,200 (A)          (534)(C)         55,693

Investment in asseTrade.com                              3,523                                                            3,523

Other                                                      289             87          (132)(A)                             244
                                                   ------------   ------------    ----------       ----------      ------------
                                                       $29,415         $8,525       $40,068            ($534)           $77,474
                                                   ============   ============    ==========       ==========      ============

CURRENT LIABILITIES
   Notes payable                                                       $1,229        $8,300 (A)      ($4,800)(B)         $4,729
   Current maturities of long-term debt                                   187                                               187
   Accounts payable                                       $105          2,809                                             2,914
   Accrued liabilities                                     774            567           230 (A)                           1,571
   Income taxes payable                                  1,108                                                            1,108
   Common stock put warrants                               340                                                              340
   Liabilities of discontinued operations                8,312                                                            8,312
                                                   ------------   ------------                                     ------------
                                                        10,639          4,792                                            19,161
                                                   ------------   ------------                                     ------------

Long-term debt, less current maturities                                 3,199        10,500 (A)                          13,699

Shareholders' Equity                                    18,776            534        21,038 (A)        4,800 (B)         44,614
                                                                                       (534)(C)
                                                   ------------   ------------    ----------       ----------       ------------
                                                       $29,415         $8,525       $39,534            $  -             $77,474
                                                   ============   ============    ==========       ==========       ============



Notes to the pro forma condensed combined  balance sheet:

(A)       Reflect the consideration paid for all
          of the common stock of Nationwide
               Cash paid at closing                                   $ 6,000

               Number of Entrade common shares issued
                  Issued to selling shareholders                        1,570
                  Issued to agent as payment of fees                       80
                                                                      -------
               Entrade common shares issued                             1,650
               Market value at October 19, 1999 (less 15% discount)   $12.750
                                                                      -------
                                                                       21,038
               Promissory notes due to selling shareholders
                  Notes due 11/29/99                                    4,800
                  Notes due 10/01/01, payable in instllaments          14,000
               Other acquisition related costs                            362
                                                                      -------
                         Total consideration paid                     $46,200
                                                                      =======

(B) Issue shares of Entrade common stock in payment of promissory notes due 11/29/99.

(C)       Eliminate Nationwide equity at acquisition date.


          The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 are presented as if acquisitions of Nationwide and Entrade.com had been completed as of January 1, 1998.

          Entrade had no operations and no revenues related to the assets it acquired in February 1999 to develop its entry into the Internet business-to-business e-commerce and on-line auction business. These assets consisted of assets acquired by its entrade.com subsidiary and an equity interest in asseTrade.com. asseTrade.com had no operations and no revenues when the 25% voting interest was acquired by Entrade in February 1999. Accordingly, no pro forma results of operations are presented for the Internet business-to-business e-commerce and on-line auction business for the year ended December 31, 1998, as in the opinion of management this information would not be meaningful.


                          ENTRADE INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                            (Unaudited in Thousands)

                                                Entrade, Inc.
                                                  Historical    Entrade.com    Nationwide      Pro Forma Adjustments    Pro Forma
                                                 -----------   ------------   ------------    -----------------------  ----------
Net revenues                                            $ -           $595        $12,181                                $12,776
                                                 -----------   ------------   ------------                             ----------
Costs and expenses:
   Cost of sales                                         -               -          4,481                                  4,481
   Selling, general and administrative                6,570          1,857          5,935     ($1,305) (A)   $790 (D)     13,847
   Depreciation and amortization                          -             43            158       3,213  (B)                 3,414
                                                 -----------   ------------   ------------                             ----------
                                                      6,570          1,900         10,574                                 21,742
                                                 -----------   ------------   ------------                             ----------
Operating earnings (loss)                            (6,570)        (1,305)         1,607                                 (8,966)
                                                 -----------   ------------   ------------                             ----------
Other income (expense):
   Interest income (expense), net                       316              -           (184)       (420) (C)                  (288)
   Other income, net                                      -              -              5                                      5
                                                 -----------   ------------   ------------                             ----------
                                                        316              -           (179)                                  (283)
                                                 -----------   ------------   ------------                             ----------

Earnings (loss) from continuing operations
    before income taxes                              (6,254)        (1,305)         1,428                                 (9,249)
Provision for income taxes                                -              -            (21)                                   (21)
                                                 -----------   ------------   ------------    --------    --------     ----------
Earnings (loss) from continuing operations          ($6,254)       ($1,305)        $1,407     ($1,908)      ($790)       ($9,270)
                                                 ===========   ============   ============    ========    ========     ==========

Per share loss from continuing operations
  applicable to common shares:
    Basic                                            ($0.74)                                                              ($0.70)
                                                 ===========                                                           ==========
    Diluted                                          ($0.74)                                                              ($0.70)
                                                 ===========                                                           ==========

Weighted average number of shares
  of common stock outstanding:
    Basic                                             8,850                                                               13,220
                                                 ===========                                                           ==========
    Diluted                                           8,850                                                               13,220
                                                 ===========                                                           ==========

Notes to the pro forma condensed combined statement of operations:

(A)  Reverse  Entrade.com  expenses  reported  in  the  Company's   consolidated
     financial statements.

(B)  Amortization of intangible assets acquired.

(C)  Interest on promissory notes issued to sellers.

(D)  Compensation charge for stock options issued to Nationwide employees.

(E) Pro forma weighted average shares outstanding reflect the effect of the following transactions:
         Shares issued for Entrade transaction                             2,000
         Finders fee for the Entrade transaction.                            100
         Entrade common shares exchanged for ARTRA preferred stock           608
         Shares issued as consideration for Nationwide acqusition          1,570
         Finders fee for the Nationwide transaction.                          80
         Entrade common shares to pay Nationwide promissory notes            282
                                                                        --------
                                                                           4,640
                                                                        ========

                          ENTRADE INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                            (Unaudited in Thousands)

                                                        Entrade, Inc.
                                                          Historical    Nationwide     Pro Forma Adjustments       Pro Forma
                                                        -------------   -----------    ---------------------   --------------
Net revenues                                                     $ -       $19,624                                   $19,624
                                                        -------------   ------------                           --------------
Costs and expenses:
   Cost of sales                                                   -        10,671                                    10,671
   Selling, general and administrative                         2,660         6,428              $2,250 (C)            11,338
   Depreciation and amortization                                   -            79               1,710 (A)             1,789
                                                        -------------   -----------                            --------------
                                                               2,660        17,178                                    23,798
                                                        -------------   -----------                            --------------
Operating earnings (loss)                                     (2,660)        2,446                                    (4,174)
                                                        -------------   -----------                            --------------

Other income (expense):
   Interest income (expense), net                             (3,392)           42                (980)(B)            (4,330)
   Other income (expense), net                                   345            (3)                                      342
                                                        -------------   -----------                            --------------
                                                              (3,047)           39                                    (3,988)
                                                        -------------   -----------                            --------------
Earnings (loss) from continuing operations
   before income taxes                                        (5,707)        2,485                                    (8,162)
Provision for income taxes                                         -           (39)                                      (39)
                                                        -------------   -----------    ----------------        --------------
Earnings (loss) from continuing operations                    (5,707)        2,446             ($4,940)               (8,201)
                                                        =============   ===========    ================        ==============

Per share loss from continuing operations
  applicable to common shares:
    Basic                                                     ($0.78)                                                 ($0.74)
                                                        =============                                          ==============
    Diluted                                                   ($0.78)                                                 ($0.74)
                                                        =============                                          ==============

Weighted average number of shares of
  common stock outstanding:
    Basic                                                      7,891                                                   12,532
                                                        =============                                          ==============
    Diluted                                                    7,891                                                   12,532
                                                        =============

Notes to the pro forma condensed combined statement of operations:

(A)  Amortization of intangible assets acquired.

(B)  Interest on promissory notes issued to sellers.

(C)  Compensation charge for stock options issued to Nationwide employees.

(D) Pro forma weighted average shares outstanding reflect the effect of the following transactions:

        Shares issued for Entrade  transaction                             2,000
        Finders fee for the Entrade  transaction                             100
        Entrade common shares exchanged for
          ARTRA preferred stock                                              608
        Shares issued as consideration for Nationwide acqusition           1,570
        Finders fee for the Nationwide transaction.                           80
        Entrade common shares to pay Nationwide promissory notes             282
                                                                         -------
                                                                           4,640
                                                                         =======